UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2024

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

450 Clark Drive, Budd Lake, New Jersey,  07828

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02           Termination of a Material Definitive Agreement.

On August 5, 2024, EMCORE Corporation (the “Company”) voluntarily prepaid approximately $9.3 million to repay (with effect as of August 8, 2024) (the “Repayment”) in full all amounts outstanding and payable under that certain Credit Agreement, dated as of August 9, 2022 among (1) the Company, (2) the Domestic Subsidiaries of the Company from time to time party thereto as “Borrowers” (the Company, together with such Domestic Subsidiaries, the “Borrowers”), (3) the financial institutions from time to time party thereto as lenders, including Wingspire Capital LLC (“Wingspire”) (the “Lenders”), and (4) Wingspire, as administrative agent for the Lenders (the “Original Administrative Agent”), as amended by the First Amendment to Credit Agreement, dated as of October 25, 2022 among the Company, Emcore Space & Navigation Corporation, Emcore Chicago Inertial Corporation, Wingspire, as lender, and the Original Administrative Agent, as assigned by the Assignment Agreement, dated as of April 29, 2024 between HCP-FVU, LLC (“HCP-FVU”), HCP Fund V-FVU, LLC and Bessel Holdings LLC, as buyers, HCP-FVU as administrative agent for the buyers, and Wingspire, as lender, as supplemented by the Resignation and Appointment of Agent Agreement and Assignment of Financing Documents, dated as of April 29, 2024 among the Original Administrative Agent and HCP-FVU as successor administrative agent (the “Administrative Agent”) and as amended by the Forbearance Agreement and Second Amendment to Credit Agreement (the “Forbearance Agreement”), dated as of April 29, 2024 among the Company, Emcore Space & Navigation Corporation, Emcore Chicago Inertial Corporation, HCP-FVU, as a lender, and the Administrative Agent (the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Credit Agreement. In connection with the termination of the Credit Agreement, the total amount repaid by the Company of approximately $9.3 million consisted of approximately $8.4 million of principal, approximately $0.8 million of accrued interest, including interest that would have accrued through the one-year anniversary of the Forbearance Agreement, approximately $0.1 million of prepayment premium and approximately $0.1 million of customary expenses of the Administrative Agent and the Lenders.

As a result of the Repayment, all of the Obligations (and all guarantees thereof) are and shall be deemed satisfied in full and the Credit Agreement, the other Loan Documents and any other documents, instruments, certificates, financing statements and agreements relating to the Credit Agreement terminate (collectively, the “Financing Documents”). As a result of the termination of the Credit Agreement, the Administrative Agent, the Lenders and their respective participants, if any, shall have no further commitment to provide loans or other financial accommodations under the Credit Agreement or any of the other Loan Documents. The Company has requested confirmation (in the form of a customary payoff letter) of such termination from the Administrative Agent on behalf of the Lenders.

The Credit Agreement originally provided for two credit facilities: (a) an asset-based revolving credit facility in an original aggregate principal amount of up to $40.0 million, which had been reduced to approximately $4.6 million under the Forbearance Agreement, subject to a borrowing base consisting of eligible accounts receivable, eligible inventory and eligible equipment (subject to certain reserves), and (b) a term loan facility in an aggregate principal amount of approximately $6.0 million. The maturity date for borrowings under the Credit Agreement was August 8, 2026.

The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein, the First Amendment to Credit Agreement, dated October 25, 2022, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein, and the Forbearance Agreement and Second Amendment to Credit Agreement dated April 29, 2024, a copy of which is attached as Exhibit 10.3 hereto and incorporated by reference herein.

Item 9.01          Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated August 9, 2022, by and among EMCORE Corporation, EMCORE Space & Navigation Corporation and EMCORE Chicago Inertial Corporation, the Lenders from time to time party thereto and Wingspire Capital LLC, as the Administrative Agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 9, 2022).

10.2	First Amendment to Credit Agreement, dated October 25, 2022, by and among EMCORE Corporation, EMCORE Space & Navigation Corporation and EMCORE Chicago Inertial Corporation, the Lenders from time to time party thereto and Wingspire Capital LLC, as the Administrative Agent (incorporated by reference to Exhibit 10.29 to the Company’s Annual Report on Form 10-K filed on December 28, 2022).

10.3	Forbearance Agreement and Second Amendment to Credit Agreement dated April 29, 2024 among EMCORE Corporation, EMCORE Space & Navigation Corporation and EMCORE Chicago Inertial Corporation, the Lenders from time to time party thereto and HCP-FVU, LLC, as the Administrative Agent (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2024).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
August 6, 2024	Title:	Chief Financial Officer